SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------


                                    FORM 8-K




              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 August 5, 2002






                               THE GSI GROUP, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)



                            333-43089     37-0856587
        (Commission File Number)     (I.R.S. Employer Identification No.)


             1004 E. ILLINOIS STREET, ASSUMPTION, ILLINOIS     62510
             (Address of principal executive offices)     (Zip Code)


                                  (217)226-4421
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)









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ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT


     On August 1,2002, The GSI Group, Inc. (the "Company") decided to no longer engage Arthur Andersen LLP ("Andersen") as the Company's independent public accountants and engaged BKD LLP ("BKD") to serve as the Company's independent public accountants for the fiscal year 2002. BKD is the 8th largest public accounting firm in the United States, according to "Public Accounting Report's:
Top  100  for  2001"  published  by  Strafford  Publications,  Inc.

     Andersen's reports on the Company's consolidated financial statements for each of the years ended 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the years ended December 31, 2000 and 2001 and through the date hereof, there were no disagreements with Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     Andersen was unable to provide us with a letter agreeing to the above statements due to the fact that Andersen currently employs neither the engagement partner nor the engagement manager.

     During the years ended December 31, 2001 and 2000 and through the date hereof, the Company did not consult with BKD with respect to the application of accounting principles to a specified transaction, either completed or proposed, consolidated financial statements, or any other matters or reportable events as set forth in Items 304 (a)(2)(i) and (ii) of Regulation S-K.



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                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                                   The  GSI  Group,  Inc.

                                   By:     /s/  Russell  C.  Mello
                                           -----------------------
                                         Chief  Financial  Officer,
                                         Secretary  and  Treasurer  (Authorized
                                         Signatory  and  Principal  Financial
Officer)

                              DATE:  AUGUST 5, 2002


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